CONSENT TO ACTION

IN LIEU OF

ANNUAL MEETING OF THE STOCKHOLDERS

OF

BILLET FINDER INC.

The undersigned, being all of the members of the Board of Directors and the holders of a majority of the outstanding capital stock of Billet Finder Inc., a Nevada corporation (the “Corporation”), acting pursuant to the authority granted by Sections 78.320, 78.330 and 78.390 of the Nevada General Corporation Law, and the Bylaws of the Corporation, do hereby adopt the following resolutions by written consent:

I. ELECTION AND APPOINTMENT OF BOARD OF DIRECTORS

WHEREAS, Terrance Groman and Denis Vorobyev are nominated for election as directors of the Corporation:

RESOLVED, that Terrance Groman and Denis Vorobyev be appointed to the office of directors of the Corporation as of the date hereof.

RESOLVED, that the appointment of Terrance Groman and Denis Vorobyev as directors is in the best interests of the Corporation.

RESOLVED, that, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Nevada a Certificate of Amendment in accordance with NRS 78.390, reflecting actions of the Corporation taken in accordance with the forgoing resolutions.

RESOLVED, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

The execution of this consent shall constitute a written waiver of any notice of meeting required by NRS 78.375 or the Corporation’s Articles of Incorporation or Bylaws.

This consent may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

DATED:  December 10, 2012.

        MAJORITY STOCKHOLDER:

By:  /s/ Kerry Tylly

        Name:  Kerry Tully

Holder of 3,875,000 shares of common stock, amounting to 53.26% of the issued and outstanding shares of common stock of Billet Finder Inc.